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                                                                     EXHIBIT 4.6



                   REFLECTING AMENDMENTS THROUGH MAY 21, 1997


AMENDMENT AND RESTATEMENT OF THE
EQUITY CORPORATION INTERNATIONAL
1994 LONG-TERM INCENTIVE PLAN

September 19, 1995


SECTION 1.  PURPOSE

The purposes of the Equity Corporation International 1994 Long-Term Incentive Plan (the "Plan") are to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

SECTION 2.  DEFINITIONS

"Act" shall mean the Securities Exchange Act of 1934, as amended.

"Affiliate" shall mean any company or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body.

"Award" shall mean a grant or award under Sections 6 through 10, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided in Section 11(b).

"Board of Directors" or "Board" shall mean the Board of Directors of the Company.

"Change in Control" shall be deemed to have occurred if (i) any person(s) (as such term is used in Sections 13(d) and 14(d)2 of the Act) or parties other than the current stockholders of the Company as of the date the Plan is approved becomes the beneficial owner (as defined in Rule 13d-3 under the


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Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean such committee of the Board of Directors as is designated by the Board of Directors to administer the Plan. None of the members of the Committee can be a former officer of the Company or a former employee receiving deferred compensation.

"Common Stock" or "Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

"Company" shall mean Equity Corporation International, a Delaware corporation.

"Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

"Employee" shall mean any employee of any Employer.

"Employer" shall mean the Company and any Subsidiary or Affiliate.

"Fair Market Value" shall mean, with respect to the closing price of a share of Stock quoted on the New York Stock Exchange Composite Tape, or if the Stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or if the Stock is not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the date of grant, or if none are available on such day, on the next preceding day for which are available, of if no such quotations are available, the fair market value on the date of grant of a share of Stock as determined in good faith by the Board of Directors; provided, however, with respect to any initial Award granted as of the effective date of the initial public offering ("IPO") of the Stock, Fair Market Value shall mean


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the IPO offering price per share of Stock. In the event the Stock is not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

"Fiscal Year" shall mean the fiscal year of the Company.

"Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

"Non-Employee Director" shall mean a member of the Board of Directors who is not otherwise employed by the Company or a Subsidiary.

"Nonqualified Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

"Participant" shall mean an individual who (i) is selected by the Committee to receive an Award under the Plan or (ii) is entitled pursuant to the provisions of Section 6(a)(2) to receive a Nonqualified Stock Option under the Plan.

"Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8(c)(1) with respect to the applicable Performance Cycle.

"Performance Cycle" or "Cycle" shall mean the period selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.



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"Performance Goals" shall mean the objectives established by the Committee for a
Performance Cycle, for the purposes of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

"Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

"Restricted Period" shall mean the period selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

"Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

"Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

"Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any successor rule or regulations thereto as in effect from time to time.

"Stock Appreciation Right" shall mean a right granted under Section 7.

"Stock Unit Award" shall mean an award of Common Stock or units granted under
Section 10.

"Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3.   ADMINISTRATION

The Plan shall be administered by the Committee, which Committee shall consist of at least two members. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors", as defined in
Section 162(m) of the Code and regulations promulgated thereunder. A majority of the Committee shall constitute a quorum, and the acts of the


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members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Act provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee's decisions shall be binding upon all persons, including the Company, its stockholders, Employers, Employees, Participants and Designated Beneficiaries.

SECTION 4.  ELIGIBILITY

All employees, directors and non-employee consultants and advisors of the Company who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to be Participants in the Plan.

SECTION 5.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 1,950,000 shares of Common Stock. Also, no Participant may receive Awards that in aggregate equal more than 35% of all shares authorized for grant under this Plan. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that (i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares is canceled or forfeited for any reason under the Plan without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan.



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(b)   In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock as a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan,
      (2) the number and kind of shares subject to Options and other Awards, and
      (3) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 6.  STOCK OPTIONS

(a)   Grant.

      (1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

      (2) Non-Employee Directors shall automatically receive Nonqualified Stock Options to purchase Common Stock without the exercise of the discretion of any person or persons as set forth herein. Upon commencement of service, a Non-Employee

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            Director will receive a Nonqualified Stock Option to purchase 10,000 shares of Common Stock (22,500 shares for those Non-Employee Directors who serve in such capacities upon the effective date of this Plan). In addition, each Non-Employee Director who is in office immediately after each annual meeting of the Company's stockholders held during the term of the Plan and who is not then entitled to receive an Option pursuant to the foregoing sentence due to commencement of service will receive, as of the date of such meeting, Nonqualified Stock Options to purchase an additional 5,000 shares of Common Stock. Options granted to Non-Employee Directors will become exercisable in one-third (1/3) increments on each of the first three anniversaries of the date of grant.


(b)   Option Price.

      The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, except that, the option price for any option described in Section 6(a)(2) shall be equal to 100% of the Fair Market Value of the Common Stock on the date of grant.

(c)   Exercise.

      (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter or as otherwise provided in this Plan; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee,


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            by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

SECTION 7.  STOCK APPRECIATION RIGHTS

(a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value or other specified valuation of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option which Stock Appreciation Right can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof.



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(c)   A Limited Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change in Control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the Change in Control or paid during the thirty-day period immediately preceding the occurrence of the Change in Control in any transaction reported on any securities exchange or transaction reporting system upon which the Common Stock is then listed.

SECTION 8.  PERFORMANCE SHARES

(a) The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Shares and the number of such shares for each Performance cycle, and to determine the duration of each Performance Cycle and the value of each Performance Share. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

(b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c)   (1)   As soon as practicable after the end of a Performance Cycle, the
            Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

      (2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock.


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SECTION 9.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

(b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made to the Company in cash/or shares of Common Stock, as determined at the sole discretion of the Committee.

SECTION 10.  OTHER STOCK BASED AWARDS

(a) In addition to granting Option, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 11(b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.



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(b)   In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

      (1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

      (2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

      (3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

      (4) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

      (5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.



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SECTION 11.  GENERAL PROVISIONS

(a)   Withholding.

      The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

(b)   Awards.

      Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control of the Company.

(c)   Nontransferability.

      No Award shall be assignable or transferable except by will or the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and no right or interest in any Award of any Participant shall be subject to any lien, obligation or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, Awards may be transferable pursuant to a qualified domestic relations order as determined by the Committee. In addition, the Committee may prescribe and include in applicable Award agreements other restrictions on transfer. Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable


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      law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order as determined by the Committee.

(d)   No Right to Employment.

      No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e)   No Rights as Stockholder.

      Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(f)   Construction of the Plan.

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, to the extent not otherwise governed by the mandatory provisions of the Code or the securities laws of the United States, shall be determined solely in accordance with the laws of the state of Texas.

(g)   Effective Date.

      The Plan, as amended and restated, shall be effective on September 19, 1995. No Options or Awards may be granted under the Plan after October 18, 2004; however, all previous


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      awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

(h)   Amendment of Plan.

      The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under
      Section 16(b) of the Act and Rule 16b-3; provided, however, that the provisions of Section 6(a)(2) of this Plan shall not be amended more frequently than once every six months, other than to comport with changes in the Code and the Employee Retirement Income Security Act, as amended, or the rules thereunder. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

(i)   Amendment of Award.

      The Committee may amend, modify or terminate any outstanding Award without the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (I) to change the date or dates of which (A) an Option or Stock Appreciation Rights becomes exercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (II) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

(j)   Change in Control.

      In order to preserve a Participant's rights under an Award in the event of a Change in Control of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following action: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have


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      been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control,
      (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(k)   Restrictions.

      No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention, and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

(l)   Unfunded Plan.

      Insofar as its provides for Awards of cash, Common Stock or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board of Directors nor the Committee be deemed to be a trustee


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      of any cash, Common Stock or rights thereto to be granted under the Plan.
      Any liability or obligations of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

(m)   No Fractional Shares.

      No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.